Exhibit 1.1
Sky-mobi Limited
________ American Depositary Shares
Representing
________ Common Shares, Par Value US$0.00005 Per Common Share
FORM OF UNDERWRITING AGREEMENT
_____________, 2010
Citigroup Global Markets Inc.
as Representative of the several Underwriters named in Schedule II hereto
c/o Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013
Ladies and Gentlemen:
     Sky-mobi Limited, an exempted company incorporated in the Cayman Islands with limited liability (the “Company”), proposes to issue and sell to the several Underwriters named in Schedule II hereto (the “Underwriters”), for whom you are acting as Representative (the “Representative”), and certain shareholders of the Company (the “Selling Shareholders”) named in Schedule I hereto severally propose to sell to the several Underwriters, an aggregate of ________ American Depository Shares (the “ADSs”), each ADS representing eight common shares of the Company, par value US$0.00005 per share (the “Common Shares”) (such ________ ADSs being hereinafter referred to as the “Firm ADSs”), of which ________ ADSs are to be issued and sold by the Company and ________ ADSs are to be sold by the Selling Shareholders, each Selling Shareholder selling the amount set forth opposite such Selling Shareholder’s name in Schedule I hereto.
     The Company also proposes to issue and sell to the several Underwriters, and the Selling Shareholders also severally propose to sell to the several Underwriters, an aggregate of ________ additional ADSs (the “Additional ADSs”), of which ________ ADSs are to be issued and sold by the Company and ________ ADSs are to be sold by the Selling Shareholders, each Selling Shareholder selling the amount set forth opposite such Selling Shareholder’s name in Schedule I hereto, in each case, if and to the extent that you, as Representative, shall have determined to exercise, on behalf of the Underwriters, the right to purchase such Additional ADSs granted to the Underwriters in Section 3 hereof. The Firm ADSs and all or any part of the Additional ADSs are hereinafter collectively referred to as the “ADSs.” The Common Shares represented by the Firm ADSs are hereinafter referred to as the “Firm Shares” and the Common Shares represented by the Additional ADSs are hereinafter referred to as the “Additional

Shares,” and the Firm Shares and the Additional Shares are hereinafter collectively referred to as the “Shares.” The ADSs and the Shares are herein collectively referred to as the “Securities.” The Company and the Selling Shareholders are hereinafter sometimes collectively referred to as the “Sellers.”
     The Shares are to be deposited pursuant to a deposit agreement (the “Deposit Agreement”), among the Company, Citibank, N.A., as depositary (the “Depositary”), and the holders from time to time of the American Depositary Receipts (“ADRs”) to be issued under the Deposit Agreement and evidencing the ADSs.
     It is understood by all the parties that the Underwriters are offering the Securities in the United States and internationally outside of the People’s Republic of China (the “PRC”), which, for purposes of this Agreement only, excludes Taiwan, The Hong Kong Special Administrative Region and The Macau Special Administrative Region.
     The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form F-1 (No. 333-170707), including a related preliminary prospectus, for registration under the Securities Act of 1933, as amended (the “Securities Act”), of the offering and sale of the Shares. The registration statement as amended at the time it became effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement”; the prospectus in the form first used to confirm sales of the Securities (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus.” If the Company has filed an abbreviated registration statement to register additional Common Shares pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement.
     The Company and the Depositary have prepared and filed with the Commission a registration statement on Form F-6 (No. 333-170849) and a related prospectus, which may be in the form of the ADR certificate, for the registration under the Securities Act of the ADSs, have filed such amendments thereto and such amended preliminary prospectuses as may have been required to the date hereof. The registration statement on Form F-6 for the registration of the ADSs evidenced by ADRs, as amended at the time it became effective (including by the filing of any post-effective amendments thereto), is hereinafter referred to as the “ADS Registration Statement.”
     The Company has prepared and filed with the Commission a registration statement on Form 8-A (No. 001-34988) for the registration under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) of the Common Shares. The various parts of such registration statement on Form 8-A for the registration of the Common Shares, including all exhibits thereto, each as amended at the time such part of the registration statement became effective, are hereinafter referred to as the “Form 8-A Registration Statement.”

     For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “Time of Sale Prospectus” means the preliminary prospectus together with the free writing prospectuses, if any, each identified in Schedule III hereto, and “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person. As used herein, the terms “Registration Statement,” “preliminary prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein.
     Piper Jaffray & Co. (the “Designated Underwriter”) has agreed to reserve a portion of the ADSs to be purchased by it under this Agreement for sale to the Company’s directors, officers, employees and business associates and other parties related to the Company (collectively, “Participants”), as set forth in the Prospectus under the heading “Underwriting” (the “Directed Share Program”). The ADSs to be sold by the Designated Underwriter pursuant to the Directed Share Program are referred to hereinafter as the “Directed Shares”. Any Directed Shares not orally confirmed for purchase by any Participant by the end of the business day on which this Agreement is executed will be offered to the public by the Underwriters as set forth in the Prospectus.
     1. Representations and Warranties of the Company and the Controlling Shareholder. The Company and Mr. Michael Tao Song, the controlling shareholder, chairman and chief executive officer of the Company (the “Controlling Shareholder”), each jointly and severally represents and warrants to, and agrees with, each of the Underwriters that:
     (a) The Registration Statement, the ADS Registration Statement and the Form 8-A Registration Statement have become effective; no stop order suspending the effectiveness of the Registration Statement, the ADS Registration Statement or the Form 8-A Registration Statement has been issued by the Commission; and no proceedings for such purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering of the Securities is pending before or, to the knowledge of the Company, has been threatened by the Commission.
     (b) (i) Each of the Registration Statement and the ADS Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not, at the time of each sale of the Securities and at the Closing Date (as defined in Section 5), contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement, the Prospectus and the ADS Registration Statement comply and, as amended or supplemented, if applicable, will at the time of each sale of the Securities and at the Closing Date (as defined in Section 5) comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (iii) the Time of Sale Prospectus does not as of the date hereof, and at the time of each sale of the Securities in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 5), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iv) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (v) the Prospectus does not contain and, as amended or supplemented, if applicable, will not, at the time of each sale of the Securities and at the Closing Date (as defined in Section 5), contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.
     The Form 8-A Registration Statement, when it became effective, complied and will, at the time of each sale of the Securities and at the Closing Date (as defined in Section 5), comply in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission under the Exchange Act and when it became effective and at the time of each sale of the Securities and at the Closing Date (as defined in Section 5), did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
     (c) The Company is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Except for the free writing prospectuses, if any, identified in Schedule III hereto, and electronic road shows, if any, each furnished to you before first use, the Company has not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any free writing prospectus.
     (d) The Company has been duly organized, is validly existing as an exempted company in good standing under the laws of the Cayman Islands, has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have, singularly or in the aggregate, a material adverse effect on the Company and its Controlled Entities (as defined below), taken as a whole.

     (e) The Company does not own or control, directly or indirectly, any corporation, association or entity other than the subsidiaries and consolidated special purpose entities set forth in the Time of Sale Prospectus. The corporations, associations or entities directly or indirectly owned or controlled by the Company are herein collectively referred to as the “Controlled Entities.” Each Controlled Entity has been duly organized, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, and except as disclosed in the Time of Sale Prospectus, has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have, singularly or in the aggregate, a material adverse effect on the Company and its Controlled Entities, taken as a whole; all of the issued shares of capital stock of each Controlled Entity of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly by the Company, free and clear of all liens, encumbrances, equities or claims , except for those encumbrances on the equity interests of the Controlled Entities as provided in the Control Agreements (as defined below).
     (f) This Agreement has been duly authorized, executed and delivered by the Company and will constitute a legal, valid, binding instrument enforceable against the Company in accordance with its terms (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent transfer or other laws affecting creditors’ rights generally from time to time in effect and to general principles of equity).
     (g) The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in each of the Time of Sale Prospectus and the Prospectus.
     (h) The outstanding Common Shares and all other outstanding capital shares of the Company prior to the issuance of the Shares have been duly authorized and are validly issued, fully paid and non-assessable.
     (i) The Shares have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement and the Deposit Agreement, as the case may be, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights.
     (j) The Securities to be sold by the Company, when issued and delivered against payment heretofore pursuant to this Agreement, will not be subject to any security interest, other encumbrance or adverse claims, and will have been issued in compliance with all U.S. federal, state and foreign securities laws and will not have been issued in violation of any preemptive right, resale right, right of first refusal or similar right; upon payment of the purchase price in accordance with this Agreement on the Closing Date, the Depositary or its nominee, as the registered holder of the Shares represented by the ADSs, will be, subject to the terms of the Deposit Agreement, entitled to all the rights of a shareholder conferred by the Memorandum and Articles of Association of the Company, as amended from time to time (the “Memorandum and

Articles of Association”); except as disclosed in the Time of Sale Prospectus and subject to the terms and provisions of the Deposit Agreement, there are no restrictions on transfers of Shares represented by the ADSs or the ADSs under the laws of the Cayman Islands, the PRC or the United States, as the case may be; the Shares represented by the ADSs may be freely deposited by the Company with the Depositary or its nominee against issuance of ADRs evidencing the ADSs as contemplated by the Deposit Agreement.
     (k) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement and the Deposit Agreement and the consummation of the transactions contemplated herein and therein will not contravene any provision of applicable law or the Memorandum and Articles of Association or any other organizational documents of the Company or any agreement or other instrument binding upon the Company or any of its Controlled Entities that is material to the Company and its Controlled Entities, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any Controlled Entity, or result in the imposition of any lien, charge or encumbrance upon any material property or assets of the Company or any of its Controlled Entities, and no consent, approval, authorization or order of, or qualification with (“Governmental Authorization”), any governmental body or agency (“Governmental Agency”) is required for the performance by the Company of its obligations under this Agreement of the Deposit Agreement in connection with the offer, issuance and sale of the Securities by the Company and the deposit of the Shares with the Depositary against issuance of ADRs evidencing the ADSs, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Securities.
     (l) Neither the Company nor any of its Controlled Entities is (i) in violation of its respective organizational documents, or (ii) in default (or with the giving of notice or lapse of time would be in default) under any existing obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument to which any of them is a party or by which any of them is bound or to which any of the properties of any of them is subject, other than, in the case of (ii) above, defaults that would not have, singularly or in the aggregate, a material adverse effect on the Company and its Controlled Entities, taken as a whole.
     (m) Except as disclosed in the Time of Sale Prospectus, neither the Company nor any of its Controlled Entities is (i) in breach of or in default under any laws, regulations, rules, orders, decrees, guidelines or notices of the PRC, the Cayman Islands, Hong Kong or any other jurisdiction where it is incorporated or operates, or (ii) in breach of or in default under any Governmental Authorization of any Governmental Agency in the PRC, the Cayman Islands, Hong Kong or any other jurisdiction where it was incorporated or operates, in each case, other than any breach that would not have, singularly or in the aggregate, a material adverse effect on the Company and its Controlled Entities, taken as a whole.
     (n) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its Controlled Entities, taken as a whole, from that set forth in the Time of Sale Prospectus.
     (o) There are no legal or governmental proceedings pending or, to the knowledge of the Company after due inquiry, threatened to which the Company, any of its Controlled Entities or any of its or their officers and directors is a party or to which any of the properties of the Company or any of its Controlled Entities is subject other than proceedings described in the Time of Sale Prospectus or proceedings that would not have, singularly or in the aggregate, a material adverse effect on the Company and its Controlled Entities, taken as a whole; and there are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.
     (p) Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.
     (q) The Company is not, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.
     (r) Neither the Company nor any of its Controlled Entities is in violation of, or has any liability under, any U.S. federal, state, local, PRC or other non-U.S. statute, law, rule, regulation, ordinance, code, other requirement or rule of law (including common law), or decision or order of any domestic or foreign governmental agency, governmental body or court, relating to pollution, to the use, handling, transportation, treatment, storage, discharge, disposal or release of Hazardous Substances (as defined below), to the protection or restoration of the environment or natural resources (including biota), to health and safety including as such relates to exposure to Hazardous Substances, and to natural resource damages (collectively, “Environmental Laws”) , except for those that would not have, singularly or in the aggregate, a material adverse effect on the Company and its Controlled Entities, taken as a whole. Neither the Company nor any of its Controlled Entities is conducting or funding any investigation, remediation, remedial action or monitoring of actual or suspected Hazardous Substances in the environment. Neither the Company nor any of its Controlled Entities is liable or allegedly liable for any release or, to the knowledge of the Company after due inquiry, threatened release of Hazardous Substances, including at any off-site treatment, storage or disposal site. Neither the Company nor any of its Controlled Entities is subject to any claim by any Governmental Agency or person relating to Environmental Laws or Hazardous Substances, except for those that would not have, singularly or in the aggregate, a material adverse effect on the Company and its Controlled Entities, taken as a whole. The Company and its Controlled Entities have received and are in compliance with all, and have no liability under any, permits, licenses, authorizations, identification numbers or other approvals required under applicable Environmental Laws to conduct their respective businesses, except for those that would not have, singularly or in the aggregate, a material adverse effect on the Company and its Controlled Entities, taken as a whole. The Company is not aware of any facts or circumstances that would reasonably be expected to result in a violation of, liability under, or claim pursuant to any Environmental Law that would have, singularly or in the aggregate, a material adverse effect on the Company and its Controlled Entities, taken as a whole. There are no requirements proposed for adoption or implementation under any Environmental Law that would reasonably be expected to have, singularly or in the aggregate, a material adverse effect on the Company and its Controlled Entities, taken as a whole. In the ordinary course of its business, the Company evaluates the effect, including associated costs and liabilities, of Environmental Laws on the business, properties, results of operations and financial condition of it and its Controlled Entities, and, on the basis of such evaluation, the Company has reasonably concluded that such Environmental Laws will not have, singularly or in the aggregate, a material adverse effect on the Company and its Controlled Entities, taken as a whole. For purposes of this Agreement, “Hazardous Substances” means (A) radioactive materials and medical waste and (B) any other chemical, material or substance defined or regulated as toxic or hazardous or as a pollutant, biohazard, contaminant or waste under Environmental Laws.
     (s) There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement other than contracts, agreements or understandings accurately described in all material respects in the Time of Sale Prospectus, and any person to whom the Company has granted such rights has agreed not to exercise such rights until after the expiration of the 180-day restricted period referred to in Section 3.
     (t) Neither the Company nor any of its Controlled Entities or affiliates, nor any director, officer, or employee, nor, to the Company’s knowledge after due inquiry, any agent or representative of the Company or of any of its Controlled Entities or affiliates, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage; and the Company and its Controlled Entities and affiliates have conducted their businesses in compliance with all applicable anti-corruption laws and have instituted and maintain and will continue to maintain policies and procedures designed to promote and achieve compliance with such laws and with the representation and warranty contained herein.
     (u) Other than as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Controlled Entities or its or their property is pending or, to the knowledge of the Company after due inquiry, threatened, except for those that would not have, singularly or in the aggregate, a material adverse effect on the Company and its Controlled Entities, taken as a whole.
     (v) The operations of the Company and its Controlled Entities are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company and its Controlled Entities conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Controlled Entities with respect to the Anti-Money Laundering Laws is pending or, to the Company’s knowledge after due inquiry, threatened.
     (w) (i) Neither the Company nor any of its Controlled Entities or, to the knowledge of the Company after due inquiry, any of their directors, officers, employees, agents, affiliates or representatives, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is:
     (A) targeted by or the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council, the European Union (including under Council Regulation (EC) No. 194/2008 ), Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor
     (B) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Burma/Myanmar, Cuba, Iran, North Korea, Sudan and Syria).
          (ii) Neither the Company nor any of its Controlled Entities will, directly or indirectly, use the proceeds of this offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:
     (A) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or
     (B) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).
          (iii) Neither the Company nor any of its Controlled Entities has knowingly engaged in, is now knowingly engaged in, or will engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.
     (x) Subsequent to the respective dates as of which information is given in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, (i) the Company and its Controlled Entities have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction; (ii) the Company has not purchased any of its outstanding capital shares, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital shares other than ordinary and customary dividends, (iii) there has not been any material change in the share capital, short-term debt or long-term debt of the Company and its Controlled Entities and (iv) the Company and its Controlled Entities have not sustained any material loss or interference with its business from fire, explosion, floor or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, respectively.
     (y) The Company and its Controlled Entities do not own any material real property nor hold any material state-owned land use rights in the PRC. The Company and its Controlled Entities have good and marketable title to all personal property owned by them which is material to the business of the Company and its Controlled Entities free and clear of all liens, encumbrances and defects except such as are described in the Registration Statement, the Time of Sale Prospectus and the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its Controlled Entities; and any real property and buildings held under lease by the Company and its Controlled Entities are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Controlled Entities.
     (z) The Company and its Controlled Entities own or possess, or can acquire on reasonable terms, adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, inventions, technology, know-how and other intellectual property (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) (collectively, “Intellectual Property”), necessary for the conduct of their respective businesses as currently conducted and as proposed to be conducted; and except for those that would not have, singularly or in the aggregate, a material adverse effect on the Company and its Controlled Entities, taken as a whole (i) to the best knowledge of the Company and the Controlling Shareholder after due inquiry, there is no infringement, misappropriation or violation by third parties of any such Intellectual Property; (ii) there is no pending or, to the best knowledge of the Company and the Controlling Shareholder after due inquiry, threatened action, suit, proceeding or claim by others challenging the rights of the Company or any of the Controlled Entities in or to any such Intellectual Property, and the Company is unaware of any facts which it believes would form a reasonable basis for a successful challenge to the rights in such Intellectual Property; (iii) none of the Intellectual Property licensed to the Company and its

Controlled Entities has been adjudged invalid or unenforceable, in whole or in part, and there is no pending or, to the best knowledge of the Company and the Controlling Shareholder after due inquiry, threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property, and the Company is unaware of any facts which it believes would form a reasonable basis for a successful challenge to the validity or scope of such Intellectual Property; (iv) there is no pending or, to the best knowledge of the Company and the Controlling Shareholder after due inquiry, threatened action, suit, proceeding or claim by others that the Company or any of its Controlled Entities infringes, misappropriates or otherwise violates any Intellectual Property or other proprietary rights of others, neither the Company nor any of its Controlled Entities has received any written notice of such claim and the Company is unaware of any facts which it believes would form a reasonable basis for a successful claim of such infringement, misappropriation or violation; (v) the Company is unaware of any facts which it believes would form a reasonable basis for a successful challenge that any of its employees are in or have ever been in material violation of any term of any employment contract, patent disclosure agreement, invention assignment agreement, non-competition agreement, non-solicitation agreement, nondisclosure agreement or any restrictive covenant to or with a former employer where the basis of such violation relates to such employee’s employment with the Company or its Controlled Entities, or actions undertaken by the employee while employed with the Company or its Controlled Entities.
     (aa) No material labor problem or dispute with the employees of the Company or any of its Controlled Entities exists, except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus or, to the best knowledge of the Company after due inquiry, is threatened or imminent; to the best knowledge of the Company and the Controlling Shareholder after due inquiry, there is no existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that could have, singularly or in the aggregate, a material adverse effect on the Company and its Controlled Entities, taken as a whole.
     (bb) The Company and the Controlled Entities carry insurances with insurers of recognized financial responsibility against such losses and risks and in such amounts as are customary in the businesses in which they are engaged in China; neither the Company nor any of its Controlled Entities has been refused any insurance coverage sought or applied for; and neither the Company nor any of its Controlled Entities has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have, singularly or in the aggregate, a material adverse effect on the Company and its Controlled Entities, taken as a whole. The Company has obtained directors’ and officers’ insurance in such amounts and scope of coverage as is customary in connection with an initial public offering of a PRC-based company in the United States and listing on a U.S. stock exchange.
     (cc) The Company and its Controlled Entities possess all certificates, licenses, franchises, authorizations and permits necessary to conduct their respective businesses, and neither the Company nor any of its Controlled Entities has received any notice of proceedings relating to the revocation or modification of any such certificate, license, franchise, authorization or permit except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus.
     (dd) The Company, its Controlled Entities and the Company’s Board of Directors (the “Board”) are in compliance with all provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and all rules and regulations promulgated thereunder and all applicable rules (the “Exchange Rules”) of the NASDAQ Global Market which the Company is required to comply with as of the effectiveness of the Registration Statement; the Company and its Controlled Entities maintain a system of internal controls, including, but not limited to, disclosure controls and procedures, internal controls over accounting matters and financial reporting, an internal audit function and legal and regulatory compliance controls (collectively, “Internal Controls”) sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with International Financial Reporting Standards (“IFRS”) and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences, and (v) the Company has made and kept books, records and accounts which, in reasonable detail, accurately and fairly reflect in all material respects the transactions and dispositions of the Company and its Controlled Entities. The Internal Controls, upon consummation of the offering of the Securities will be, overseen by the Audit Committee (the “Audit Committee”) of the Board in accordance with Exchange Rules. Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, the Company has not publicly disclosed or reported to the Audit Committee or the Board, and the Company does not reasonably expect to publicly disclose or report to the Audit Committee or the Board, a significant deficiency, material weakness, change in Internal Controls or fraud involving management or other employees who have a significant role in Internal Controls (each, an “Internal Control Event”), any violation of, or failure to comply with, the Securities Laws, or any matter which, if determined adversely, would have, singularly or in the aggregate, a material adverse effect on the Company and its Controlled Entities, taken as a whole. Each of the Company’s independent directors meets the U.S. criteria for “independence” under the Sarbanes-Oxley Act and the Exchange Rules.
     (ee) Except as disclosed in the Time of Sale Prospectus, the Company has not sold, issued or distributed any Common Shares during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Securities Act, other than shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.
     (ff) The Registration Statement, the Prospectus, the Time of Sale Prospectus and any preliminary prospectus comply, and any amendments or supplements thereto will comply, with any applicable laws or regulations of foreign jurisdictions in which the Prospectus, the Time of Sale Prospectus or any preliminary prospectus, as amended or supplemented, if applicable, are distributed in connection with the Directed Share Program.

     (gg) No consent, approval, authorization or order of, or qualification with, any governmental body or agency, other than those obtained, is required in connection with the offering of the Directed Shares in any jurisdiction where the Directed Shares are being offered.
     (hh) The Company has not offered, or caused the Designated Underwriter to offer, Shares to any person pursuant to the Directed Share Program with the specific intent to unlawfully influence (i) a customer or supplier of the Company to alter the customer’s or supplier’s level or type of business with the Company, or (ii) a trade journalist or publication to write or publish favorable information about the Company or its products.
     (ii) The Company has not paid or agreed to pay to any person any compensation for soliciting another to purchase any securities of the Company or any of its Controlled Entities and neither the Company nor any of its Controlled Entities is a party to any contract, agreement or understanding with any person that would give rise to a valid claim against the Company or any of its Controlled Entities or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering and sale of the Securities.
     (jj) The ADSs have been approved for listing on the NASDAQ Global Market, subject only to notice of issuance.
     (kk) Except for those that would not have, singularly or in the aggregate, a material adverse effect on the Company and its Controlled Entities, taken as a whole, no Governmental Authorization is required for the validity, enforceability or effectiveness of any agreement, indenture, loan agreement, mortgage, lease or other agreement or instrument to which the Company or any of its Controlled Entities is a party or by which any of them is bound or to which any of the properties of any of them is subject (the “Company Contracts”); neither the Company nor any of its Controlled Entities has sent or received any communication regarding termination of, or intent not to renew, any of the Company Contracts and no such termination or non-renewal has been threatened by the Company or any of its Controlled Entities or any other party to any such contract or agreement, except for those that would not have, singularly or in the aggregate, a material adverse effect on the Company and its Controlled Entities, taken as a whole; and no party to any Company Contracts is in violation or breach of any PRC, Cayman Islands, Hong Kong, national, provincial, municipal or other local law, regulation, statute, rule or order, which violation or breach could have, singularly or in the aggregate, a material adverse effect on the Company and its Controlled Entities, taken as a whole.
     (ll) The Deposit Agreement has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the Depositary, constitutes a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general principles of equity; upon due issuance by the Depositary of ADRs evidencing ADSs against the deposit of the Shares in respect thereof in accordance with the Deposit Agreement, such ADRs will be duly and validly issued and the holders and beneficial owners thereof will be entitled to the rights specified therein and in the Deposit Agreement; and the Deposit Agreement and the ADRs conform in all material respects to the descriptions thereof contained in the Time of Sale Prospectus and the Prospectus.
     (mm) The statements in the Registration Statement, Time of Sale Prospectus and the Prospectus under the headings “Prospectus Summary,” “Risk Factors,” “Use of Proceeds,” “Dividend Policy,” “Enforceability of Civil Liabilities,” “Corporate History and Structure,” “Business,” “Regulation,” “Management,” “Related Party Transactions,” “Description of Share Capital,” “Description of American Depositary Shares,” “Share Eligible for Future Sale,” “Taxation” and “Underwriting” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings and present the information required to be shown therein.
     (nn) The Company and its Controlled Entities have not taken, directly or indirectly, any action that is designed to or that has constituted or that might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company or its Controlled Entities to facilitate the sale or resale of the Securities.
     (oo) Any third-party statistical and market-related data included in the Registration Statement, the Prospectus or the Time of Sale Prospectus are based on or derived from sources that the Company believes to be reliable and accurate, and relevant third-party consents for such data to be included therein have been duly obtained and have not been revoked.
     (pp) Neither the Company’s independent auditors nor its internal auditors have recommended that the Board consider, review or investigate, (i) adding to, deleting, changing the application of, or changing the Company’s disclosure with respect to, any of the Company’s material accounting policies, (ii) any matter which could result in a restatement of the Company’s financial statements for any annual or interim period during the current or prior three fiscal years, or (iii) any Internal Control Event.
     (qq) The section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Registration Statement, the Time of Sale Prospectus and the Prospectus accurately and fully describes (i) accounting policies that the Company believes are the most important in the portrayal of the financial condition and results of operations of the Company and its Controlled Entities and that require management’s most difficult, subjective or complex judgments (“Critical Accounting Policies”), (ii) judgments and uncertainties affecting the application of Critical Accounting Policies, and (iii) the likelihood that materially different amounts would be reported under different conditions or using different assumptions and an explanation thereof; and the Board and the Company’s management have reviewed and agreed with the selection, application and disclosure of the Critical Accounting Policies as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

     (rr) The financial statements included in the Registration Statement, the Time of Sale Prospectus and the Prospectus comply as to form in all material respects with the requirements of the Securities Act and the rules and regulations of the Commission thereunder and present fairly the financial position of the Company and its Controlled Entities as of the dates shown and their results of operations, shareholders equity and cash flows for the periods shown, and such financial statements have been prepared in conformity with IFRS applied on a consistent basis; the schedules included in the Registration Statement present fairly the information required to be stated therein; and the selected financial data and the summary financial information included in the Registration Statement, the Time of Sale Prospectus and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement, the Time of Sale Prospectus and the Prospectus.
     (ss) Deloitte Touche Tohmatsu CPA Ltd. has certified the financial statements filed with the Commission as part of the Time of Sale Prospectus and the Registration Statement, and Deloitte Touche Tohmatsu CPA Ltd. is an independent public accounting firm as required by the Securities Act and the rules and regulations of the Commission thereunder and is registered with, and is independent in accordance with the requirements of, the Public Company Accounting Oversight Board.
     (tt) The Company was not a “passive foreign investment company” (“PFIC”) as defined in Section 1297 of the U.S. Internal Revenue Code of 1986, as amended, for its most recently completed taxable year and, based on the Company’s current projected income, assets and activities, the Company does not expect to be classified as a PFIC for 2010 or any subsequent taxable year.
     (uu) Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, under current laws and regulations of the Cayman Islands, Hong Kong, the PRC and any political subdivision thereof, (i) all dividends and other distributions declared and payable on the Securities may be paid by the Company to the holder thereof in U.S. dollars that may be converted into foreign currency and freely transferred out of the Cayman Islands, Hong Kong or the PRC and (ii) all such payments made to holders thereof or therein who are non-residents of the Cayman Islands, Hong Kong or the PRC will not be subject to income, withholding or other taxes under laws and regulations of the Cayman Islands, Hong Kong, the PRC or any political subdivision or taxing authority thereof or therein and will otherwise be free and clear of any other tax, duty, withholding or deduction in the Cayman Islands, Hong Kong, the PRC or any political subdivision or taxing authority thereof or therein and without the necessity of obtaining any Governmental Authorization in the Cayman Islands, Hong Kong, the PRC or any political subdivision or taxing authority thereof or therein.
     (vv) No Controlled Entity of the Company is currently prohibited, directly or indirectly, from paying any dividends or other distribution on such Controlled Entity’s capital stock, from repaying to the Company any loans or advances to such Controlled Entity from the Company or from transferring any such Controlled Entity’s property or assets to the Company or any other Controlled Entity of the Company, except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus.
     (ww) There are no material relationships or transactions within the past three years between the Company or any of its Controlled Entities on the one hand and their respective affiliates, directors or officers or 10% or greater shareholders, or any affiliates or members of the immediate families of such persons, on the other hand that are not disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus.
     (xx) There are no affiliations or associations between any member of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and the Company or any of its Controlled Entities or between any member of FINRA and any of the officers or directors of the Company or holders of 5% or greater of the securities of the Company.
     (yy) The Company is a “foreign private issuer” within the meaning of Rule 405 under the Securities Act.
     (zz) The Company and its Controlled Entities have filed all Cayman Islands, Hong Kong, PRC and other tax returns that are required to be filed or have requested extensions thereof except in any case in which failure to file would not have, singularly or in the aggregate, a material adverse effect on the Company and its Controlled Entities, taken as a whole; the Company and its Controlled Entities have paid all taxes (including any assessments, fines or penalties) required to be paid by them except in any case in which failure to pay would not have, singularly or in the aggregate, a material adverse effect on the Company and its Controlled Entities, taken as a whole; neither the Company nor any of its Controlled Entities has received a notice of deficiency with respect to the Company or any of its Controlled Entities, except for such notices the effect of which would not have, singularly or in the aggregate, a material adverse effect on the Company and its Controlled Entities, taken as a whole; and the provisions included in the audited consolidated financial statements contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus include appropriate provisions required under IFRS for all taxation in respect of accounting periods needed on or before the accounting reference due to which such audited consolidated financial statements relate, for which the Company was then or might reasonably be expected thereafter to become or have become liable.
     (aaa) No transaction, stamp, capital or other issuance, registration, transaction, transfer or withholding taxes or duties are payable in the PRC, Hong Kong and the Cayman Islands (provided the related documents remain outside the Cayman Islands) by or on behalf of the Underwriters to any PRC, Hong Kong or Cayman Islands taxing authority in connection with (i) the issuance, sale and delivery of the Shares represented by the ADSs by the Company and the Selling Shareholders, the issuance of the ADSs by the Depositary, and the delivery of the ADSs to or for the account of the Underwriters, (ii) the purchase from the Company and the initial sale and delivery by the Underwriters of the ADSs to purchasers thereof, (iii) the deposit of the Shares with the Depositary and the Custodian (as defined in the Deposit Agreement) and the issuance and delivery of the ADRs evidencing the ADSs, or (iv) the execution and delivery of this Agreement or the Deposit Agreement.

     (bbb) This Agreement and the Deposit Agreement are in proper form under the laws of the Cayman Islands for the enforcement thereof against the Company in accordance with the laws of the Cayman Islands and to ensure the legality, validity, enforceability or admissibility into evidence in the Cayman Islands of this Agreement and the Deposit Agreement; it is not necessary that this Agreement, the Deposit Agreement or any other document be filed or recorded with any Governmental Authority in the Cayman Islands or that any Cayman Islands stamp duty or similar tax be paid on or in respect of this Agreement, the Deposit Agreement or any other document to be furnished hereunder or thereunder.
     (ccc) The choice of laws of the State of New York as the governing law of this Agreement and the Deposit Agreement is a valid choice of law under the laws of the Cayman Islands and the PRC and will be honored by courts in the Cayman Islands except for those laws which the Cayman Islands courts consider to be procedural in nature, which are revenue or penal laws or the application of which would be inconsistent with public policy and, to the extent permitted under the PRC civil law and rules of civil procedures, will be honored by the courts in the PRC. The Company has the power to submit, and pursuant to Section 18 of this Agreement and Section 7.6 of the Deposit Agreement, has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of each U.S. federal court and New York state court located in the Borough of Manhattan, in The City of New York, New York, U.S.A. (each, a “New York Court”), and the Company has the power to designate, appoint and authorize, and pursuant to Section 18 of this Agreement and Section 7.6 of the Deposit Agreement, has legally, validly, effectively and irrevocably designated, appointed and authorized an agent for service of process in any action arising out of or relating to this Agreement, the Deposit Agreement or the Securities in any New York Court, and service of process effected on such authorized agent will be effective to confer valid personal jurisdiction over the Company as provided in Section 18 hereof.
     (ddd) Neither the Company, nor any of its Controlled Entities nor any of their respective properties, assets or revenues has any right of immunity under Cayman Islands, PRC, Hong Kong or New York law, from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any Cayman Islands, PRC, Hong Kong, New York or U.S. federal court, from service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement or the Deposit Agreement, and, to the extent that the Company, or any of its Controlled Entities or any of their respective properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings may at any time be commenced, each of the Company and its Controlled Entities waives or will waive such right to the extent permitted by law and has consented to such relief and enforcement as provided in Section 18 hereof.
     (eee) Any final judgment for a fixed sum of money rendered by a New York Court having proper jurisdiction under its own domestic laws in respect of any suit, action or proceeding against the Company based upon this Agreement and the Deposit Agreement would be recognized and enforced against the Company by Cayman Islands courts without re-examining the merits of the case under the common law doctrine of obligation; provided that (i) adequate service of process has been effected and the defendant has had a reasonable opportunity to be heard, (ii) such judgments or the enforcement thereof are not contrary to the law, public policy, security or sovereignty of the Cayman Islands, (iii) such judgments were not obtained by fraudulent means and do not conflict with any other valid judgment in the same matter between the same parties, (iv) an action between the same parties in the same matter is not pending in any Cayman Islands court at the time the lawsuit is instituted in the foreign court, (v) New York Court did not contravene the rules of natural justice of the Cayman Islands, and (vi) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the Cayman Islands courts; it is not necessary that this Agreement, the Deposit Agreement, the Prospectus or any other document be filed or recorded with any court or other authority in the Cayman Islands or the PRC.
     (fff) No holder of any of the Securities after the consummation of the transactions contemplated by this Agreement and the Deposit Agreement is or will be subject to any personal liability in respect of any liability of the Company solely by virtue of its holding of the Securities, and, except as set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus, there are no limitations on the rights of holders of the Common Shares or the ADSs to hold, vote or transfer their securities.
     (ggg) Under the laws of the Cayman Islands, each holder of ADRs evidencing ADSs issued pursuant to the Deposit Agreement shall be entitled, subject to the Deposit Agreement, to seek enforcement of its rights through the Depositary or its nominee registered as representative of the holders of the ADRs in a direct suit, action or proceeding against the Company.
     (hhh) The Company has not distributed, directly or indirectly, and, prior to the later to occur of any delivery date and completion of the distribution of the Securities, will not distribute any offering material in connection with the offering and sale of the Securities other than any Prospectus or Time of Sale Prospectus to which the Representative has consented in accordance with this Agreement and any free writing prospectus set forth on Schedule III hereto.
     (iii) None of the Company or any of its Controlled Entities is engaged in any trading activities involving credit default swaps, commodity contracts or other trading contracts which are not currently traded on a securities or commodities exchange and for which the market value cannot be determined.
     (jjj) The Company has taken all reasonable steps to comply with, and to ensure compliance by all of the Company’s shareholders and beneficial owners who are PRC residents or PRC citizens with any applicable rules and regulations of the State Administration of Foreign Exchange (the “SAFE Rules and Regulations”), including without limitation, taking reasonable steps to ensure each shareholder or beneficial owner that is, or is directly or indirectly owned or controlled by, a PRC resident or PRC citizen to complete any registration and other procedures required under applicable SAFE Rules and Regulations. All current shareholders and beneficial owners of the Company who are PRC residents or PRC citizens have complied with all registration and other procedures required under applicable SAFE Rules and Regulations.
     (kkk) The Company is aware of, and has been advised as to, the content of the Rules on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors jointly promulgated by the Ministry of Commerce, the State Assets Supervision and Administration Commission, the State Tax Administration, the State Administration of Industry and Commerce, the China Securities Regulatory Commission (“CSRC”) and the State Administration of Foreign Exchange of the PRC on August 8, 2006 (the “M&A Rules”), in particular the relevant provisions thereof which purport to require offshore special purpose vehicles formed for listing purposes and controlled directly or indirectly by PRC companies or individuals, to obtain the approval of the CSRC prior to the listing and trading of their securities on any stock exchange located outside of the PRC; the Company has received legal advice specifically with respect to the M&A Rules from its PRC counsel and the Company understands such legal advice; and the Company has fully communicated such legal advice from its PRC counsel to [each of] its directors and officers that signed the Registration Statement and each such director and officer has confirmed that he or she understands such legal advice.
     (lll) The issuance and sale of the Securities, the listing and trading of the ADSs on the NASDAQ Global Market or the consummation of the transactions contemplated by this Agreement and the Deposit Agreement is not and will not be, as of the date hereof or as of any Closing Date (as defined in Section 5 hereof), adversely affected by the M&A Rules or any official clarifications, guidance, interpretations or implementation rules in connection with or related to the M&A Rules.
     (mmm) As of the date hereof and as of any Closing Date (as defined in Section 5 hereof), the M&A Rules do not, and will not, require the Company to obtain the approval of the CSRC prior to the issuance and sale of the Securities, the listing and trading of the ADSs on the NASDAQ Global Market, or the consummation of the transactions contemplated by this Agreement, the Deposit Agreement and the Power of Attorney (as defined in Section 2 below).
     (nnn) The statements set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus under the caption “Risk Factors – Risks Related to Doing Business in China – The approval of the China Securities Regulatory Commission, or the CSRC, may be required in connection with this offering under PRC regulations. The regulation also establishes more complex procedures for acquisitions conducted by foreign investors that could make it more difficult for us to grow through acquisitions” is a fair and accurate summary of the matters described therein, and nothing has been omitted from such summary which would make the same misleading in any material respect.
     (ooo) All of the current contractual arrangements and agreements enabling the Company to exercise effective control over and consolidate the financial statements of each of the consolidated special purpose entities set forth in the Time of Sale Prospectus (the “Control Agreements”) have been filed as exhibits to the Registration Statement and each of the Control Agreements has been duly authorized, executed and delivered by the parties thereto, and all required Governmental Authorization in respect of the Control Agreements to ensure the legality and enforceability in evidence of each of the Control Agreements have been duly obtained and is legal, valid and enforceable and each of the parties to the Control Agreements has, to the extent applicable, taken all necessary corporate actions to authorize the performance thereof; each such party has the power and capacity (corporate or otherwise) to enter into and to perform its obligations under such Control Agreements; each of the Control Agreements constitutes a legal, valid and binding obligation of the parties thereto, enforceable against such parties in accordance with its terms and does not violate any requirements of the PRC laws. No further Governmental Authorizations are required in connection with the Control Agreements or the performance of the terms thereof and no stamp duty or similar tax is required to be paid in connection with the Control Agreements. The execution, delivery and performance of each of the Control Agreements by the parties thereto, and the consummation of the transactions contemplated thereunder, do not and will not (A) result in any violation of the business license, articles of association, other constituent documents (if any) or Governmental Authorizations of any of the parties to the Control Agreements; (B) result in any violation of, or penalty under, any PRC laws; or (C) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any other contract, license, indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument to which the Company or any of the Controlled Entities is a party or by which any of them is bound or to which any of their properties or assets is subject.
     (ppp) No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Registration Statement, the Time of Sale Prospectus or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.
     (qqq) Any certificate signed by any officer of the Company or any of the Group Entities delivered to the Representative or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.
     2. Representations and Warranties of the Selling Shareholders. Each Selling Shareholder, severally and not jointly, represents and warrants to and agrees with each of the Underwriters that:
     (a) Such Selling Shareholder, if an entity, has been duly organized and is validly existing and in good standing as an entity in its jurisdiction of formation.
     (b) This Agreement has been duly authorized, executed and delivered by each Selling Shareholder.
     (c) Such Selling Shareholder has, and on the Closing Date will have, valid and unencumbered title to the Securities to be delivered by such Selling Shareholder on the Closing Date and full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver the Shares underlying the ADSs to be delivered by such Selling Shareholder on such

Closing Date hereunder; and upon the delivery of and payment for the Securities on the Closing Date hereunder the several Underwriters will acquire valid and unencumbered title to the Securities to be delivered by such Selling Shareholder on such Closing Date.
     (d) The Shares represented by the ADSs to be sold by such Selling Shareholder may be freely deposited by such Selling Shareholder with the Depositary or with the Selling Shareholder Custodian (as defined below) as agent for the Depositary in accordance with the Deposit Agreement against the issuance of ADRs evidencing the ADSs representing such Shares so deposited by such Selling Shareholder.
     (e) The execution and delivery by such Selling Shareholder of, and the performance by such Selling Shareholder of its obligations under, this Agreement, the Custody Agreement signed by such Selling Shareholder and the Company, as custodian (in such capacity, the “Selling Shareholder Custodian”), relating to the deposit of the Shares to be sold by such Selling Shareholder (the "Custody Agreement”), and the Power of Attorney appointing certain individuals as such Selling Shareholder’s attorneys-in-fact to the extent set forth therein, relating to the transactions contemplated hereby and by the Registration Statement (the “Power of Attorney”) will not contravene (i) any provision of applicable law, (ii) the organizational documents of such Selling Shareholder (if such Selling Shareholder is an entity), or (iii) any agreement or other instrument binding upon such Selling Shareholder or any judgment, order or decree of any governmental body, agency or court having jurisdiction over such Selling Shareholder, except in the case of clauses (i) and (iii) above for any contravention that would not, singularly or in the aggregate, have a material adverse effect on the ability of such Selling Shareholder to perform its obligations hereunder; and no Governmental Authorization of any Government Agency is required for the performance by such Selling Shareholder of its obligations under this Agreement or the Custody Agreement or Power of Attorney of such Selling Shareholder, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Securities.
     (f) The Custody Agreement and the Power of Attorney have been duly authorized, executed and delivered by such Selling Shareholder and are valid and binding agreements of such Selling Shareholder enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.
     (g) The statements furnished in writing to the Company or the Underwriters by such Selling Shareholder for use in the sections entitled “Principal and Selling Shareholders” relating to such Selling Shareholder in the Time of Sale Prospectus and the Prospectus did not and do not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
     (h) The sale of the Securities by such Selling Shareholder pursuant to this Agreement is not prompted by any material information concerning the Company or any of its Controlled

Entities that is not set forth the Registration Statement (excluding the exhibits thereto), the Time of Sale Prospectus and the Prospectus.
     (i) Other than this Agreement, there are no contracts, agreements or understandings between the Selling Shareholder and any person that would give rise to a valid claim against such Selling Shareholder or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering.
     (j) Such Selling Shareholder has not taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.
     (k) Upon payment for the Securities sold by such Selling Shareholder under this Agreement and the delivery by such Selling Shareholder to DTC (as defined below) or its agent of the Securities in book entry form to a securities account maintained by the Underwriters at DTC or its nominee, and payment therefor in accordance with this Agreement, the Underwriters will acquire a securities entitlement (within the meaning of Section 8-501 of the Uniform Commercial Code (the “UCC”)) with respect to such Securities, and no action based on an “adverse claim” (as defined in UCC Section 8-102) may be asserted against the Underwriters with respect to such security entitlement if, at such time, the Underwriters do not have notice of any adverse claim within the meaning of UCC Section 8-105.
     (l) The questionnaire containing certain information regarding such Selling Shareholder and the election form which sets forth the amount of Shares such Selling Shareholder has elected to sell in the offering of the Securities (the “Questionnaire and Election Form”), completed by such Selling Shareholder and submitted to the Company on or before the date hereof does not and as of the Closing Date will not contain any untrue statement of material fact nor does it omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and such Selling Shareholder’s election to sell the number of Shares indicated in the Questionnaire and Election Form is valid and binding on such Selling Shareholder.
     (m) Such Selling Shareholder has no affiliations or associations with any member of the FINRA; and none of the proceeds received by such Selling Shareholder from the sale of the Securities to be sold by such Selling Shareholder hereunder will be paid to a member of the FINRA or any affiliate of (or person “associated with,” as such terms are used in the rules of the FINRA) such member.
     (n) No transaction, stamp, capital or other issuance, registration, transaction, transfer or withholding taxes or duties are payable by or on behalf of the Underwriters in the Cayman Islands, the PRC or Hong Kong in connection with (i) the sale and delivery of the Shares represented by the ADSs by such Selling Shareholder, the issuance of such ADSs by the Depositary, and the delivery of such ADSs to or for the account of the Underwriters, (ii) the purchase from such Selling Shareholder and the initial sale and delivery by the Underwriters of the Securities to purchasers thereof, (iii) the deposit by such Selling Shareholder of the Shares with the Depositary and the Custodian and the issuance and delivery of the ADRs evidencing the ADSs, or (iv) the execution and delivery of this Agreement, the Power of Attorney and the Custody Agreement.
     (o) Such Selling Shareholder has not distributed and will not distribute, prior to the later of the latest Closing Date and the completion of the Underwriters’ distribution of the Securities, any offering material in connection with the offering and sale of the Securities by such Selling Shareholders, including any free writing prospectus.
     (p) Other than as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, such Selling Shareholder does not have any registration or other similar rights to have any equity or debt securities registered for sale by the Company under the Registration Statement or included in the offering of the Securities.
     (q) Such Selling Shareholder does not have, or has waived prior to the date hereof, any preemptive right, co-sale right or right of first refusal or other similar right to purchase any of the Shares that are to be sold by the Company or any other Selling Shareholder to the Underwriters pursuant to this Agreement; and such Selling Shareholder does not own any warrants, options or similar rights to acquire, and does not have any right or arrangement to acquire, any capital shares, right, warrants, options or other securities from the Company, other than those described in the Registration Statement, the Time of Sale Prospectus and the Prospectus.
     (r) The sale of the Shares by such Selling Shareholder does not violate such Selling Shareholder’s internal policies regarding the sale of shares by its affiliates, if applicable.
     (s) Such Selling Shareholder is familiar with the Registration Statement, the Time of Sale Prospectus and the Prospectus and has no knowledge of any material fact, condition or information not disclosed in the Registration Statement, the Time of Sale Prospectus or the Prospectus that has had, or may have, singularly or in the aggregate, a material adverse effect on the Company and its Controlled Entities, taken as a whole. Such Selling Shareholder is not prompted by any information concerning the Company or its Controlled Entities which is not set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus to sell its Shares pursuant to this Agreement.
     (t) Only with reference to information relating to such Selling Shareholder furnished in writing by or on behalf of such Selling Shareholder expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement thereto, (i) the Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Time of Sale Prospectus does not, and at the time of each sale of the Securities in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 5), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iii) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (iv) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
     (u) Neither such Selling Shareholder nor any director, officer, agent, employee affiliate or person acting on behalf of such Selling Shareholder has offered, promised, authorized or made, directly or indirectly, (A) any unlawful payments or (B) payments or other inducements (whether lawful or unlawful) to any “government official” or his or her relative or related person, with the intent or purpose of: (w) influencing any act or decision of such “government official” in his or her official capacity, (x) inducing such “government official” to do or omit to do any act in violation of the lawful duty of such “government official,” (y) securing any improper advantage for the Company or any of its Controlled Entities, or (z) inducing such “government official” to use his or her influence with a government or instrumentality thereof, political party or international organization to affect or influence any act or decision of such government or instrumentality, political party or international organization, in each case in order to assist the Company or any of its Controlled Entities in obtaining or retaining business for or with, or directing business to, any person. Neither such Selling Shareholder nor any director, officer, agent, employee, affiliate or person acting on behalf of such Selling Shareholder has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage for the Company and its Controlled Entities.
     (v) (A) None of such Selling Shareholder or any of its subsidiaries is owned or controlled (within the meaning of the regulations promulgating any Sanctions or the laws authorizing such promulgation) by any Person that is targeted by the Sanctions; and (B) the proceeds from the offering of the Securities will not be used to fund any operations in, finance any investments or activities in or make any payments to, any country, or to fund, finance or make any payments to any Person, targeted by the Sanctions.
     (w) None of such Selling Shareholder, its subsidiaries or any of their respective officers and executive directors, and to the knowledge of such Selling Shareholder, none of its affiliates, representatives, consultants, agents and employees has violated, and the Selling Shareholder’s participation in this offering has not violated and will not violate any Anti-Money Laundering Laws and no action, suit or proceeding by or before any Governmental Agency or any arbitration involving such Selling Shareholder or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or threatened. Such Selling Shareholder has instituted and maintains and will continue to maintain policies and procedures designed to ensure continued compliance with all applicable Anti-Money Laundering Laws.
     (x) The choice of law set forth in Section 18 hereof as the governing law of this Agreement is a valid choice of law and will be recognized and given effect to in any action brought before a court of competent jurisdiction in jurisdiction in which such Selling Shareholder is organized and has its principal place of business if not a natural person or in the jurisdiction in which such person resides if a natural person. The courts of any such jurisdiction will recognize as a valid judgment, a final and conclusive judgment in personam obtained in U.S. courts against such Selling Shareholder based upon this Agreement.
     (y) Neither such Selling Shareholder nor its properties, assets or revenues has any right of immunity under Cayman Islands, PRC, Hong Kong or New York law, from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any Cayman Islands, PRC, Hong Kong, New York or U.S. federal court, from service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement, the Power of Attorney and the Custody Agreement, and, to the extent that such Selling Shareholder or any of its properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings may at any time be commenced, such Selling Shareholder waives or will waive such right to the extent permitted by law and has consented to such relief and enforcement as provided in Section 18 hereof.
     (z) Any certificate signed by or on behalf of such Selling Shareholder as such and delivered to the Representative or to counsel for the Underwriters pursuant to the terms of this Agreement shall be deemed a representation and warranty by the Selling Shareholder to the Underwriters as to the matters covered thereby.
     3. Agreements to Sell and Purchase. Each Seller, severally and not jointly, hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from such Seller at US$_____ per ADS (the “Purchase Price”) the number of Firm ADSs (subject to such adjustments to eliminate fractional ADSs as you may determine) that bears the same proportion to the number of Firm ADSs to be sold by such Seller as the number of Firm ADSs set forth in Schedule II hereto opposite the name of such Underwriter bears to the total number of Firm ADSs.
     On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, each Seller, severally and not jointly, hereby agrees to sell to the several Underwriters the Additional ADSs, and the Underwriters shall have the right to

purchase, severally and not jointly, up to                        Additional ADSs at the Purchase Price. You may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice to the Company and the Selling Shareholders not later than 30 days after the date of this Agreement. Any exercise notice shall specify the number of Additional ADSs to be purchased by the Underwriters and the date on which such Additional ADSs are to be purchased. Each purchase date must be at least one business day after the written notice is given and may not be earlier than the closing date for the Firm ADSs or later than ten business days after the date of such notice. Additional ADSs may be purchased as provided in Section 5 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm ADSs. On each day, if any, that Additional ADSs are to be purchased (an “Option Closing Date”), each Underwriter agrees, severally and not jointly, to purchase from each Seller the number of Additional ADSs (subject to such adjustments to eliminate fractional ADSs as you may determine) that bears the same proportion to the total number of Additional ADSs to be purchased from each Seller on such Option Closing Date as the number of Firm ADSs set forth in Schedule II hereto opposite the name of such Underwriter bears to the total number of Firm ADSs.
     Each Seller hereby agrees that, without the prior written consent of the Representative on behalf of the Underwriters, it will not, during the period ending 180 days after the date of the Prospectus (including any extension thereof pursuant to the paragraph below, the “Lock-Up Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Common Shares, ADSs or any securities convertible into or exercisable or exchangeable for Common Shares or ADSs or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Shares or ADSs, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Shares, ADSs or such other securities, in cash or otherwise or (3) file any registration statement with the Commission relating to the offering of any Common Shares or ADSs or any securities convertible into or exercisable or exchangeable for Common Shares or ADSs (other than the filing of a registration statement on Form S-8 in connection with the registration of Common Shares issuable under the Company’s existing share incentive plan).
     The restrictions contained in the preceding paragraph shall not apply to (a) the Securities to be sold hereunder, (b) the issuance by the Company of Common Shares upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and which have been disclosed in the Time of Sale Prospectus and the Prospectus (it being understood that any subsequent sale, transfer or disposition of any securities of the Company issued upon exercise of such options or grants shall be subject to the restrictions set forth in this Section 3), (c) transfers by a Selling Shareholder of Common Shares or ADSs or any security convertible into Common Shares or ADSs (i) to an immediate family member or a trust formed for the benefit of an immediate family member, (ii) as a bona fide gift or (iii) through will or intestacy, (d) distributions by a Selling Shareholder of Common Shares, ADSs or any security convertible into Common Shares or ADSs to general or limited partners, members, stockholders or affiliates of the Selling Shareholder, to any corporation, partnership, limited liability company or other entity which controls the Selling Shareholder or, to entities under common control with the Selling Shareholder; provided that in the case of any transfer or distribution pursuant to clause (c) or (d), (i) each transferee, donee or distributee shall enter into a written agreement accepting the restrictions set forth in the preceding paragraph and this paragraph as if it were a Selling Shareholder and (ii) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of Common Shares or ADSs, shall be required or shall be voluntarily made in respect of the transfer or distribution during the 180-day restricted period, or (e) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock or ADSs, provided that such plan does not provide for the transfer of Common Shares or ADSs during the 180-day restricted period. In addition, each Selling Shareholder, agrees that, without the prior written consent of the Representative on behalf of the Underwriters, it will not, during the period ending 180 days after the date of the Prospectus, make any demand for, or exercise any right with respect to, the registration of any Common Shares, ADSs or any security convertible into or exercisable or exchangeable for Common Shares or ADSs. Each Selling Shareholder consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of any Common Shares or ADSs held by such Selling Shareholder except in compliance with the foregoing restrictions. Notwithstanding the foregoing, if (1) during the last 17 days of the 180-day restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of the 180-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 180-day period, the restrictions imposed by this agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event. The Company shall promptly notify the Representative of any earnings release, news or event that may give rise to an extension of the initial 180-day restricted period.
     4. Terms of Public Offering. The Sellers are advised by you that the Underwriters propose to make a public offering of their respective portions of the Securities as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable. The Sellers are further advised by you that the Securities are to be offered to the public initially at US$_____ per ADS (the “Public Offering Price”) and to certain dealers selected by you at a price that represents a concession not in excess of US$_____ per ADS under the Public Offering Price, and that any Underwriter may allow, and such dealers may reallow, a concession, not in excess of US$_____ per ADS, to any Underwriter or to certain other dealers.
     5. Payment and Delivery. The Company and the Selling Shareholders represent that executed transfer forms for the Shares represented by the ADSs to be sold by the Selling Shareholders hereunder have been placed in custody, for delivery under this Agreement, under Custody Agreements made with the Selling Shareholder Custodian. Each Selling Shareholder agrees that the Shares represented by the transfer forms held in custody for the Selling Shareholders under such Custody Agreements are subject to the interests of the Underwriters hereunder, that the arrangements made by the Selling Shareholders for such custody are to that extent irrevocable, and that the obligations of the Selling Shareholders hereunder shall not be terminated by operation of law, whether by the death of any individual Selling Shareholder or the occurrence of any other event, or in the case of a trust, by the death of any trustee or trustees or the termination of such trust. If any individual Selling Shareholder or any such trustee or trustees should die, or if any other such event should occur, or if any of such trusts should terminate, before the delivery of the Shares hereunder, such Shares shall be delivered by the Selling Shareholder Custodian in accordance with the terms and conditions of this Agreement as if such death or other event or termination had not occurred, regardless of whether or not the Selling Shareholder Custodian shall have received notice of such death or other event or termination.
     The Company and the Selling Shareholder Custodian shall deposit the Firm Shares with the Depositary and instruct the Depositary to deliver the Firm ADSs to or as instructed by the Representative for the accounts of the several Underwriters through the facilities of The Depository Trust Company (“DTC”) in a form reasonably acceptable to the Representative against payment of the purchase price in Federal (same day) funds by official bank check or checks or wire transfer to an account at a bank acceptable to the Representative drawn to the order of the Company for itself and as Selling Shareholder Custodian on behalf of the Selling Shareholders, as the case may be, at 9:30 a.m., New York City time, on __________, 2010, or at such other time on the same or such other date as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the “First Closing Date” (the First Closing Date and each Option Closing Date, if any, being sometimes referred to as a “Closing Date”). For purposes of Rule 15c6-1 under the Exchange Act, the First Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all the Securities sold pursuant to the offering. The ADRs evidencing the Firm ADSs will be in definitive form, in such denominations and registered in such names as the Representative requests. The ADRs will be made available for checking and packaging at the office of DTC or its designated custodian or such other place designated by the Representative at least 24 hours prior to the First Closing Date.
     The Company and the Selling Shareholder Custodian shall deposit any Additional Shares with the Depositary and instruct the Depositary to deliver any Additional ADSs to or as instructed by the Representative for the accounts of the several Underwriters through the facilities of DTC in a form reasonably acceptable to the Representative against payment of the purchase price in Federal (same day) funds by official bank check or checks or wire transfer to an account at a bank acceptable to the Representative drawn to the order of the Company for itself and as Selling Shareholder Custodian on behalf of the Selling Shareholders, as the case may be, at 9:30 a.m., New York City time, on the date specified in the corresponding notice described in Section 3, or at such other time on the same or such other date as shall be designated in writing by you. The ADRs evidencing the Additional ADSs will be in definitive form, in such denominations and registered in such names as the Representative requests. The ADRs will be made available for checking and packaging at the office of DTC or its designated custodian or such other place designated by the Representative at least 24 hours prior to the Option Closing Date.
     The Firm ADSs and Additional ADSs shall be registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be. The Firm ADSs and

Additional ADSs shall be delivered to you on the Closing Date or an Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Securities to the Underwriters duly paid, against payment of the Purchase Price therefor.
     The documents to be delivered at a Closing Date by or on behalf of the parties hereto, including the cross receipt for the ADSs and any additional documents requested by the Underwriters pursuant to Section 6 hereof, will be delivered at the offices of Simpson Thacher & Bartlett LLP, 35th Floor, ICBC Tower, 3 Garden Road, Central, Hong Kong (the “Closing Location”), and the Shares will be delivered at the office of the Depositary or its designated custodian at the Closing Date. A meeting will be held at the Closing Location at 2:00 p.m., Hong Kong time, on the business day next preceding the Closing Date at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto.
     6. Conditions to the Underwriters’ Obligations. The obligations of the Sellers to sell the Securities to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Securities on the Closing Date are subject to the accuracy of the representations and warranties on the part of the Sellers contained herein as of the Closing Date, to the accuracy of the statements of the Sellers made in any certificates pursuant to the provisions hereof, to the performance by the Company and the Selling Shareholders of their respective obligations hereunder and to the following additional conditions:
     (a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date, there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its Controlled Entities, taken as a whole, from that set forth in the Time of Sale Prospectus as of the date of this Agreement that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Securities on the terms and in the manner contemplated in the Time of Sale Prospectus.
     (b) The Representative shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company (the “Company Certificate”), to the effect set forth in Section 6(a) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.
     The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.
     (c) The Representative shall have received a certificate, dated as of the Closing Date, of an authorized representative of each Selling Shareholder (the “Selling Shareholder Certificate”) in which such authorized representative shall state that the representations and warranties of such Selling Shareholder in this Agreement are true and correct and the Selling

Shareholders have complied with all agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to such Closing Date.
     (d) The Representative shall have received on the Closing Date an opinion of Latham & Watkins, U.S. counsel for the Company, dated the Closing Date, addressed to the Representative substantially in the form attached hereto as Annex A.
     (e) The Representative shall have received on the Closing Date an opinion of Conyers Dill & Pearman, Cayman Islands counsel for the Company, dated as of the Closing Date, addressed to the Representative substantially in the form attached hereto as Annex B.
     (f) The Representative shall have received on the Closing Date an opinion of Latham & Watkins, Hong Kong counsel for the Company, dated as of the Closing Date, addressed to the Representative substantially in the form attached hereto as Annex C.
     (g) The Representative shall have received on the Closing Date, an opinion of Jincheng Tongda & Neal Law Firm, PRC counsel for the Company, dated as of the Closing Date, addressed to the Company substantially in the form attached hereto as Annex D, together with consent to delivery of copies of such opinion to the Representative.
     (h) The Representative shall have received on the Closing Date an opinion of Ropes & Gray LLP, U.S. counsel for the Selling Shareholders, dated as of the Closing Date, addressed to the Representative substantially in the form attached hereto as Annex E.
     (i) The Representative shall have received on the Closing Date an opinion of Conyers Dill & Pearman, Cayman Islands counsel for each Selling Shareholder, dated as of the Closing Date, addressed to the Representative substantially in the form attached hereto as Annex F.
     (j) The Representative shall have received on the Closing Date an opinion of Patterson Belknap Webb & Tyler LLP, counsel to the Depositary, dated as of the Closing Date, addressed to the Representative substantially in the form attached hereto as Annex G.
     (k) The Representative shall have received on the Closing Date an opinion of Simpson Thacher & Bartlett LLP, U.S. counsel for the Underwriters, dated as of the Closing Date, with respect to such matters as the Underwriters may require, and the Company and the Selling Shareholders shall have furnished to such counsel such documents, as they request for the purpose of enabling them to pass upon such matters.
     (l) The Representative shall have received on the Closing Date an opinion of King & Wood PRC Lawyers, PRC counsel to the Underwriters, dated as of the Closing Date, with respect to such matters as the Underwriters may require, and the Company and the Selling Shareholders shall have furnished to such counsel such documents, as they request for the purpose of enabling them to pass upon such matters.

     (m) The Representative shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from Deloitte Touche Tohmatsu, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than three days prior to the Closing Date.
     (n) The Representative shall have received a certificate, on each of the date hereof and the Closing Date, signed by the Chief Financial Officer of the Company certifying as to the preparation, completeness and accuracy of certain financial, operating and statistical data relating to the Company contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus.
     (o) The “lock-up” agreements, each substantially in the form of Exhibit A hereto (the “Lock-Up Agreements”), between you and all existing shareholders, executive officers, directors and option holders of the Company relating to sales and certain other dispositions of Common Shares or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.
     (p) The Depositary shall have furnished or caused to be furnished to the Underwriters a certificate satisfactory to the Underwriters of one of its authorized officers with respect to the deposit with it of the Shares represented by the ADSs against issuance of the ADRs evidencing the ADSs, the execution, issuance, countersignature and delivery of the ADRs evidencing the ADSs pursuant to the Deposit Agreement and such other matters related thereto as the Underwriters may reasonably request.
     (q) The Company and the Depositary shall have executed and delivered the Deposit Agreement and the Deposit Agreement shall be in full force and effect and the Company and the Depositary shall have taken all action necessary to permit the deposit of the Shares and the issuance of the ADSs in accordance with the Deposit Agreement.
     (r) The Custody Agreement shall have been executed by each of the Selling Shareholders or Attorney-in-Fact on behalf of the Selling Shareholders prior to the date hereof and certificates in negotiable form representing all of the Shares to be sold by the Selling Shareholders hereunder on the Closing Date shall have been placed in custody under the Custody Agreement by each of the Selling Shareholders, duly executed and delivered by such Selling Shareholders to the Custodian prior to the date hereof.
     (s) On or prior to the Closing Date, the Underwriters shall have received from the Custodian U.S. Treasury Department Form W-9 or the applicable Form W-8 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof) properly completed and executed by each Selling Shareholder.

     (t) The ADSs shall have been listed and admitted and authorized for trading on the NASDAQ Global Market, and satisfactory evidence of such actions shall have been provided to the Representative.
     (u) On or prior to the Closing Date, the ADSs shall be eligible for clearance and settlement through the facilities of DTC.
     (v) No Prospectus or Time of Sale Prospectus or amendment or supplement to the Registration Statement, the ADS Registration Statement or the Prospectus shall have been filed to which the Representative shall have objected in writing.
     (w) The FINRA shall have confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.
     (x) Prior to the Closing Date, the Company and the Selling Shareholders shall have furnished to the Representative such further information, certificates and documents as the Representative may reasonably request.
     The several obligations of the Underwriters to purchase Additional ADSs hereunder are subject to the delivery to you on the applicable Option Closing Date of such documents as you may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional ADSs to be sold on such Option Closing Date and other matters related to the issuance of such Additional ADSs.
     7. Covenants of the Company. The Company covenants with each Underwriter as follows:
     (a) To furnish to you, without charge, four signed copies of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and to furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 7(e) or 7(f) below, as many copies of the Time of Sale Prospectus, the Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.
     (b) Before amending or supplementing the Registration Statement, the ADS Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.
     (c) To furnish to you a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which you reasonably object.

     (d) Not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.
     (e) If the Time of Sale Prospectus is being used to solicit offers to buy the Securities at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.
     (f) If, during such period after the first date of the public offering of the Securities as in the opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.
     (g) To endeavor to qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request.
     (h) To make generally available to the Company’s security holders and to you as soon as practicable an earning statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.
     (i) To comply with all applicable securities and other laws, rules and regulations in each jurisdiction in which the Directed Shares are offered in connection with the Directed Share Program.
     (j) To use the net proceeds received by the Company in connection with this offering in the manner described in the “Use of Proceeds” section of the Registration Statement, the Time of Sale Prospectus and the Prospectus and not to use any of the proceeds from the sale of the Securities hereunder to repay any outstanding debt owed to any affiliate of any Underwriter.
     (k) Not to take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Securities.
     (l) To indemnify and hold harmless the Underwriters against any withholding tax, goods and services tax, value added tax, business tax, documentary, stamp or similar issue tax, including any interest and penalties, on the creation, issue and sale of the Securities and on the execution and delivery of this Agreement and on payments received by the Underwriters under this Agreement (all payments to be made by the Company hereunder shall be made without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever unless the Company is compelled by law to deduct or withhold such taxes, duties or charges, in which event, the Company shall pay such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made).
     (m) To use its best efforts to have the ADSs accepted for listing on the NASDAQ Global Market and maintain the listing of the ADSs on the NASDAQ Global Market.
     (n) During the period when a prospectus (or, in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is required to be delivered under the Securities Act in connection with the offer or sale of the Securities, to file all reports and other documents required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act and the applicable rules and regulations of the Commission thereunder within the time periods required thereby.
     (o) To comply with the SAFE Rules and Regulations and use reasonable efforts to cause its shareholders and beneficial owners that are, or that are directly or indirectly owned or controlled by, PRC residents or PRC citizens, to comply with the SAFE Rules and Regulations applicable to them in connection with the Company, including without limitation, requesting each shareholder and beneficial owner, that is, or is directly or indirectly owned or controlled by, a PRC resident or PRC citizen to complete any registration and other procedures required under applicable SAFE Rules and Regulations.

     (p) To at all times maintain transfer restrictions (including the inclusion of legends in share certificates, as may be required) with respect to the Company’s Common Shares which are subject to transfer restrictions pursuant to this Agreement and the Lock-Up Agreements and shall ensure compliance with such restrictions on transfer of restricted Common Shares and to retain all share certificates which are by their terms subject to transfer restrictions until such time as such transfer restrictions are no longer applicable to such securities.
     (q) To deposit the Shares with the custodian for the Depositary in compliance with the provisions of the Deposit Agreement and instruct the Depositary at the Closing Date to deliver the ADR evidencing the ADSs representing such Shares to participant accounts within DTC in accordance with the written instructions of the Underwriters.
     (r) Not to attempt to avoid any judgment obtained by the Company or denied to the Company in a court of competent jurisdiction outside of the Cayman Islands; following the consummation of the offering of the Securities, to use the Company’s best efforts to obtain and maintain all approvals required in the Cayman Islands to pay and remit outside the Cayman Islands all dividends declared by the Company and payable on the Common Shares; and to use the Company’s best efforts to obtain and maintain all approvals required in the Cayman Islands for the Company to acquire sufficient foreign exchange for the payment of dividends and all other relevant purposes.
     (s) To use the Company’s best efforts to comply with Sarbanes-Oxley and cause the Company’s directors and officers, in their capacities as such, to comply with Sarbanes-Oxley.
     (t) Not to directly or indirectly use the proceeds of the sale of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any Controlled Entity, joint venture partner or other person or entity, for the purpose of financing the activities of any Person of or located in any country, or with any other Person, targeted by the Sanctions.
     (u) To purchase, prior to the First Closing Date, insurance covering the Company’s directors and officers for liabilities or losses arising in connection with this offering, including, without limitation, liabilities or losses arising under the Securities Act, the Exchange Act and the applicable rules and regulations of the Commission thereunder.
     (v) To comply with Rule 433(d) (without reliance on Rule 164(b)) and Rule 433(g) under the Securities Act.
     (w) Not to, prior to the delivery of the Securities on the Closing Date, issue any press release or other communication directly or indirectly and not to hold any press conferences with respect to the Company or any of its Controlled Entities, the financial condition, results of operations, business, properties, assets or liabilities of the Company or any of its Controlled Entities, or the offering or sale of the Securities, without the Underwriters’ prior consent.
     (x) Not to, at any time at or after the execution of this Agreement, directly or indirectly, offer or sell any Securities by means of any “prospectus” (within the meaning of the Securities Act), or use any “prospectus” (within the meaning of the Securities Act) in connection with the offer or sale of the Securities, in each case other than the then most recent prospectus included in the Registration Statement.
     (y) Not to, at any time prior to the expiration of the Lock-Up Period, accelerate the vesting of any options granted under the Company’s share incentive plans or grant any new options or other awards that will vest prior to the expiration of the Lock-Up Period.
     (z) To do and perform all things required to be done or performed under this Agreement by the Company prior to the Closing Date and to satisfy all conditions precedent to the delivery of the Securities.
     8. Covenants of Selling Shareholders. Each of the Selling Shareholders, severally and not jointly, covenants with each Underwriter as follows:
     (a) To indemnify and hold harmless the Underwriters against any documentary, stamp or similar issue tax, including any interest and penalties, on the creation, issue and sale of the Securities by such Selling Shareholder and on the execution and delivery of this Agreement (all payments to be made by each Selling Shareholder hereunder shall be made without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever unless such Selling Shareholder or the Company is compelled by law to deduct or withhold such taxes, duties or charges, in which event, a Selling Shareholder shall pay such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made).
     (b) To deliver to the Representative on or prior to the Closing Date of a properly completed and executed U.S. Treasury Department Form W-9 or applicable Form W-8 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).
     (c) To ensure that the Securities to be sold by such Selling Shareholder hereunder are subject to the interest of the Underwriters and the obligations of such Selling Shareholder hereunder shall not be terminated by any act of such Selling Shareholder, by operation of law, by the death or incapacity of any individual Selling Shareholder or, in the case of a trust, by the death or incapacity of any executor or trustee or the termination of such trust, or the occurrence of any other event.
     (d) To notify promptly the Company and the Representative if, at any time prior to the date on which the distribution of the Securities as contemplated herein and in the Registration Statement and the Prospectus has been completed, as determined by the Representative, such Selling Shareholder has knowledge of the occurrence of any event relating to such Selling Shareholder as a result of which the Registration Statement and the Prospectus, in each case as then amended or supplemented, would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements in the light of the circumstances under which they were made not misleading.

     (e) Prior to the delivery of the ADSs on the Closing Date, to deposit, or cause to be deposited on its behalf, Common Shares with the Depositary in accordance with the provisions of the Deposit Agreement and otherwise to comply with the Deposit Agreement so that ADRs evidencing the ADSs will be executed (and, if applicable, countersigned) and issued by the Depositary against receipt of the Common Shares and delivered to the Underwriters.
     (f) Not to, and to cause such Selling Shareholder’s affiliates not to, take, directly or indirectly, any action which is designed to or which constitutes or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Securities.
     (g) To advise the Representative promptly and, if requested by the Representative, to confirm such advice in writing, so long as a prospectus is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) in connection with any sale of the Securities by the Selling Shareholder hereunder, of (A) any material change in condition (financial or otherwise), results of operations, business, general affairs, management, shareholders equity, properties or prospects of the Company and its Controlled Entities, which has come to the attention of such Selling Shareholder, (B) any change in information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus, if any, relating to such Selling Shareholder or (c) any new material information relating to the Company or its Controlled Entities or relating to any matter stated in the Registration Statement, the Time of Sale Prospectus and the Prospectus, if any, which has come to the attention of such Selling Shareholder.
     (h) To cooperate to the extent necessary to cause the Registration Statement or any post-effective amendment thereto to become effective at the earliest practical time and to do and perform all things to be done and performed under this Agreement prior to the Closing Date and to satisfy all conditions precedent of such Selling Shareholder to the delivery of the Securities to be sold by such Selling Shareholder pursuant to this Agreement.
     (i) Not to, directly or indirectly, use any of the proceeds such Selling Shareholder will receive from the sale of the Securities contemplated hereby (A) to fund any operations in, to finance any investments, projects or activities in, or to make any payments to, any country, or to make any payments to, or finance any activities with, any Person of or located in any country, or with any other Person, targeted by the Sanctions, or (B) in any manner that is not in compliance with applicable laws, rules and regulations of any Governmental Agency having jurisdiction over such Selling Shareholder, including, without limitation, the requirement for PRC residents or citizens to repatriate the net proceeds received by such Selling Shareholder into the PRC under the SAFE Rules and Regulations and applicable regulations of the PRC Ministry of Commerce.
     9. Expenses. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Sellers agree to pay or cause to be paid all expenses incident to the performance of their obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel, the Company’s accountants and counsel for the Selling Shareholders in connection with the registration and delivery of the

Securities under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, the ADS Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Securities to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky Survey and any supplement thereto in connection with the offer and sale of the Securities under state securities laws and all expenses in connection with the qualification of the Securities for offer and sale under state securities laws as provided in Section 7(g) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky Survey and any supplement thereto, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Securities by the Financial Industry Regulatory Authority, Inc., (v) all fees and expenses in connection with the preparation and filing of the Form 8-A Registration Statement and all costs and expenses incident to listing the ADSs on the NASDAQ Global Market, (vi) the cost of printing certificates representing the Securities, (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Securities, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, (ix) the document production charges and expenses associated with printing this Agreement, (x) all fees and disbursements of counsel incurred by the Underwriters in connection with the Directed Share Program and stamp duties, similar taxes or duties or other taxes, if any, incurred by the Underwriters in connection with the Directed Share Program and (xi) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 11 entitled “Indemnity and Contribution”, Section 12 entitled “Directed Share Program Indemnification” and the last paragraph of Section 14 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Securities by them and any advertising expenses connected with any offers they may make.
     The provisions of this Section shall not supersede or otherwise affect any agreement that the Sellers may otherwise have for the allocation of such expenses among themselves.
     10. Covenants of the Underwriters. Each Underwriter severally covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter.
     11. Indemnity and Contribution. (a) The Company and the Controlling Shareholder, jointly and severally, agree to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the ADS Registration Statement, the Form 8-A Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein, provided, that none of the Underwriters shall be entitled to seek indemnification under this subsection 11(a) from the Controlling Shareholder unless (i) the Company has filed for bankruptcy protection, announced that it is insolvent, received a going-concern qualification from its independent public accountants, or announced that there is considerable doubt that it will be able to continue as a going concern, or (ii) a decree or order by a court having jurisdiction shall have been entered under any applicable bankruptcy, insolvency, reorganization or other similar law (A) adjudging the Company or any of its “Significant Subsidiaries” (as defined in Regulation S-X under the Securities Act) as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization of the Company or any of its Significant Subsidiaries or (B) appointing a receiver or liquidator or trustee or assignee in bankruptcy or insolvency of the Company or any of its Significant Subsidiaries or any of its property or (C) ordering the winding up or liquidation of the affairs of the Company or any of its Significant Subsidiaries.
     (b) Each Selling Shareholder agrees, severally and not jointly, to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to such Selling Shareholder furnished in writing by or on behalf of such Selling Shareholder expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement thereto
     (c) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the Selling Shareholders, the directors of the Company, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company or any Selling Shareholder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus or the Prospectus or any amendment or supplement thereto.
     (d) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 11(a), 11(b) or 11(c), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing (but the failure so to notify the indemnifying party will not relieve it from liability under this Section 11 unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses) and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriters and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act or who are affiliates of any Underwriter within the meaning of Rule 405 under the Securities Act, (ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section and (iii) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Selling Shareholders and all persons, if any, who control any Selling Shareholder within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriters and such control persons and affiliates of any Underwriters, such firm shall be designated in writing by the Representative. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. In the case of any such separate firm for the Selling Shareholders and such control persons of any Selling Shareholders, such firm shall be designated in writing by the persons named as attorneys-in-fact for the Selling Shareholders under the Powers of Attorney. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.
     (e) To the extent the indemnification provided for in Section 11(a), 11(b) or 11(c) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Securities or (ii) if the allocation provided by clause 11(e)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 11(e)(i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Sellers and the

Controlling Shareholder on the one hand and the Underwriters on the other hand in connection with the offering of the Securities shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Securities (before deducting expenses) received by the Sellers and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Securities. The relative fault of the Sellers and the Controlling Shareholder on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Sellers and the Controlling Shareholder or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 11 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.
     (f) The Sellers, the Controlling Shareholder and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 11 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 11(e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 11(e) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 11, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 11 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.
     (g) The indemnity and contribution provisions contained in this Section 11 and the representations, warranties and other statements of the Company, the Controlling Shareholder and the Selling Shareholders contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter, any Selling Shareholder or any person controlling any Selling Shareholder, or the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Securities.
     12. Directed Share Program Indemnification. (a) The Company agrees to indemnify and hold harmless the Designated Underwriter , each person, if any, who controls the Designated Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the

Exchange Act and each affiliate of the Designated Underwriter within the meaning of Rule 405 of the Securities Act (collectively, “Designated Underwriter Entities”) from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) (i) caused by any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the consent of the Company for distribution to Participants in connection with the Directed Share Program or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) caused by the failure of any Participant to pay for and accept delivery of Directed Shares that the Participant agreed to purchase; or (iii) related to, arising out of, or in connection with the Directed Share Program, other than losses, claims, damages or liabilities (or expenses relating thereto) that are finally judicially determined to have resulted from the bad faith or gross negligence of the Designated Underwriter Entities.
     (b) In case any proceeding (including any governmental investigation) shall be instituted involving any Designated Underwriter Entity in respect of which indemnity may be sought pursuant to Section 12(a), the Designated Underwriter Entity seeking indemnity, shall promptly notify the Company in writing (but the failure so to notify the Company will not relieve the Company from liability under this Section 12 unless and to the extent the Company did not otherwise learn of such action and such failure results in the forfeiture by the Company of substantial rights and defenses) and the Company, upon request of the Designated Underwriter Entity, shall retain counsel reasonably satisfactory to the Designated Underwriter Entity to represent the Designated Underwriter Entity and any others the Company may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any Designated Underwriter Entity shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Designated Underwriter Entity unless (i) the Company shall have agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the Company and the Designated Underwriter Entity and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The Company shall not, in respect of the legal expenses of the Designated Underwriter Entities in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Designated Underwriter Entities. Any such separate firm for the Designated Underwriter Entities shall be designated in writing by the Designated Underwriter. The Company shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Company agrees to indemnify the Designated Underwriter Entities from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time a Designated Underwriter Entity shall have requested the Company to reimburse it for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the Company agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Company of the aforesaid request and (ii) the Company shall not have reimbursed the Designated Underwriter Entity in accordance with such request prior to the date of such settlement. The Company shall not, without the prior written consent of the Designated Underwriter, effect any settlement of any pending or threatened proceeding in respect of which any Designated Underwriter Entity is or could have been a party and indemnity could have been sought hereunder by such Designated Underwriter Entity, unless such settlement includes an unconditional release of the Designated Underwriter Entities from all liability on claims that are the subject matter of such proceeding.
     (c) To the extent the indemnification provided for in Section 12(a) is unavailable to a Designated Underwriter Entity or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then the Company in lieu of indemnifying the Designated Underwriter Entity thereunder, shall contribute to the amount paid or payable by the Designated Underwriter Entity as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Designated Underwriter Entities on the other hand from the offering of the Directed Shares or (ii) if the allocation provided by clause 12(c)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 12(c)(i) above but also the relative fault of the Company on the one hand and of the Designated Underwriter Entities on the other hand in connection with any statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Designated Underwriter Entities on the other hand in connection with the offering of the Directed Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Directed Shares (before deducting expenses) and the total underwriting discounts and commissions received by the Designated Underwriter Entities for the Directed Shares, bear to the aggregate Public Offering Price of the Directed Shares. If the loss, claim, damage or liability is caused by an untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact, the relative fault of the Company on the one hand and the Designated Underwriter Entities on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement or the omission or alleged omission relates to information supplied by the Company or by the Designated Underwriter Entities and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
     (d) The Company and the Designated Underwriter Entities agree that it would not be just or equitable if contribution pursuant to this Section 12 were determined by pro rata allocation (even if the Designated Underwriter Entities were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 12(c). The amount paid or payable by the Designated Underwriter Entities as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by the Designated Underwriter Entities in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 12, no Designated Underwriter Entity shall be required to contribute any amount in excess of the amount by which the total price at which the Directed Shares distributed to the public were offered to the public exceeds the amount of any damages that such

Designated Underwriter Entity has otherwise been required to pay. The remedies provided for in this Section 12 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.
     (e) The indemnity and contribution provisions contained in this Section 12 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Designated Underwriter Entity or the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Directed Shares.
     13. Termination. The Underwriters may terminate this Agreement by notice given by you to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, The NASDAQ Global Market or other relevant exchanges, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States or other relevant jurisdiction shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by U.S. federal, New York State, Cayman Islands, Hong Kong, PRC or other relevant foreign country authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets, currency exchange rates or controls or any calamity or crisis that, in your judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Securities on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.
     14. Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.
     If, on any Closing Date, any one or more of the Underwriters shall fail or refuse to purchase ADSs that it has or they have agreed to purchase hereunder on such date, and the aggregate number of ADSs which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the ADSs to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm ADSs set forth opposite their respective names in Schedule II bears to the aggregate number of Firm ADSs set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the ADSs which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of ADSs that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 14 by an amount in excess of one-ninth of such number of ADSs without the written consent of such Underwriter. If, on the First Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm ADSs and the aggregate number of Firm ADSs with respect to which such default occurs is more than one-tenth of the aggregate number of Firm ADSs to be purchased on such date, and arrangements satisfactory to you, the Company and the Selling Shareholders for the purchase of such Firm ADSs are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter, the Company or the Selling Shareholders. In any such case either you or the relevant Sellers shall have the right to postpone the First Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected. If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional ADSs and the aggregate number of Additional ADSs with respect to which such default occurs is more than one-tenth of the aggregate number of Additional ADSs to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Additional ADSs to be sold on such Option Closing Date or (ii) purchase not less than the number of Additional ADSs that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.
     15. Reimbursement of Underwriters’ Expenses. If the sale of the Securities provided for herein is not consummated or if this Agreement is terminated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 13 hereof or because of any refusal, inability or failure on the part of the Company or any Selling Shareholders to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally through the Representative on demand for all expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.
     16. Entire Agreement. (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Securities, represents the entire agreement between the Company, the Controlling Shareholder and the Selling Shareholders, on the one hand, and the Underwriters, on the other, with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Securities.
     (b) Each of the Company, the Controlling Shareholder and the Selling Shareholders acknowledge that in connection with the offering of the Securities: (i) the Underwriters have acted at arms length, are not agents of, and owe no fiduciary duties to, the Company, the Controlling Shareholder, the Selling Shareholders or any other person, (ii) the Underwriters owe the Company, the Controlling Shareholder and the Selling Shareholders only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (iii) the Underwriters may have interests that differ from those of the Company, the Controlling Shareholder and the Selling Shareholders. Each of the Company, the Controlling Shareholder and the Selling Shareholders waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Securities.

     17. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.
     18. Applicable Law. (a) THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS CHOICE OF LAW PROVISIONS.
     (b) Each of the parties hereto irrevocably (i) agrees that any legal suit, action or proceeding against the Company, the Controlling Shareholder or any Selling Shareholder brought by any Underwriter or by any person who controls any Underwriter arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any New York Court, (ii) waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such proceeding and (iii) submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding. Each of the Company, the Controlling Shareholder and the Selling Shareholders irrevocably waives any immunity to jurisdiction to which it may otherwise be entitled or become entitled (including sovereign immunity, immunity to pre-judgment attachment, post-judgment attachment and execution) in any legal suit, action or proceeding against it arising out of or based on this Agreement or the transactions contemplated hereby which is instituted in any New York Court or in the court of any other competent jurisdiction. Each of the Company, the Controlling Shareholder and the Selling Shareholders has appointed CT Corporation System, located at 111 Eighth Avenue, New York, New York 10011, as its authorized agent (the “Authorized Agent”) upon whom process may be served in any such action arising out of or based on this Agreement or the transactions contemplated hereby which may be instituted in any New York Court by any Underwriter or by any person who controls any Underwriter, expressly consents to the jurisdiction of any such court in respect of any such action, and waives any other requirements of or objections to personal jurisdiction with respect thereto. Such appointment shall be irrevocable. Each of the Company, the Controlling Shareholder and the Selling Shareholders represents and warrants that the Authorized Agent has agreed to act as such agent for service of process and agrees to take any and all action, including the filing of any and all documents and instruments, which may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent and written notice of such service to the Company shall be deemed, in every respect, effective service of process upon the Company, the Controlling Shareholder and the Selling Shareholders as the case may be.
     19. Judgment Currency. In respect of any judgment or order given or made for any amount due hereunder that is expressed and paid in a currency (the “judgment currency”) other than United States dollars, the Company, the Controlling Shareholder and the Selling Shareholders, as the case may be, will indemnify each Underwriter against any loss incurred by such Underwriter as a result of any variation as between (i) the rate of exchange at which the United States dollar amount is converted into the judgment currency for the purpose of such judgment or order and (ii) the rate of exchange at which an Underwriter is able to purchase United States dollars with the amount of the judgment currency actually received by such

Underwriter. The foregoing indemnity shall constitute a separate and independent obligation of the Company, the Controlling Shareholder and the Selling Shareholders and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of or conversion into United States dollars.
     20. Waiver of Jury Trial. Each of the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its shareholders and affiliates), the Controlling Shareholder, the Selling Shareholders and the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.
     21. Parties. This Agreement shall each inure to the benefit of and be binding upon the Underwriters, the Company, the Controlling Shareholder and the Selling Shareholders and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Company, the Controlling Shareholder and the Selling Shareholders and their respective successors and the controlling persons and officers and directors referred to in Sections 11 and 12 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Company, the Controlling Shareholder and the Selling Shareholders and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.
     22. Time. Time shall be of the essence of this agreement. Except as otherwise set forth herein, specified times of day refer to New York City Time. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.
     23. Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.
     24. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.
     25. Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to you in care of Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York 10013; if to the Company shall be delivered, mailed or sent to Sky-mobi Limited, 10/F, Building B, United Mansion, No.

2, Zijinhua Road, Hangzhou, Zhejiang 310013, People’s Republic of China; if to the Controlling Shareholder shall be delivered, mailed or sent to Mr. Michael Tao Song, 10/F, Building B, United Mansion, No. 2, Zijinhua Road, Hangzhou, Zhejiang 310013, People’s Republic of China; and if to the Selling Shareholders shall be delivered, mailed or sent to c/o Sequoia Capital China Management II, L.P., Suite 2215, Two Pacific Place, 88 Queensway, Hong Kong.

Very truly yours, Sky-mobi Limited
By:
Name:
Title:

The Controlling Shareholder
By:
	Name:	Michael Tao Song

The Selling Shareholders named in Schedule I hereto
By:
Name:
As Attorney-in-Fact acting on behalf of the Selling Shareholder(s) named in Schedule I hereto

[Signature Page to Underwriting Agreement]

The foregoing Agreement is hereby
confirmed and accepted as of the date
first above written.

Citigroup Global Markets Inc.

By:

Name:
Title:

For itself and the other several
Underwriters named in Schedule II to
the foregoing Agreement.
[Signature Page to Underwriting Agreement]

SCHEDULE I

Number of Firm ADSs To
Seller	Be Sold
The Company

Sequoia Capital China II

Sequoia Capital China Principals Fund II

Sequoia Capital China Partners Fund II

Total:

I-1

SCHEDULE II

Number of Firm ADSs To Be
Underwriter	Purchased
Citigroup Global Markets Inc

Piper Jaffray & Co.

Oppenheimer & Co. Inc.

Rodman & Renshaw, LLC

Total:

II-1

SCHEDULE III
Time of Sale Prospectus
1.	Preliminary Prospectus issued November 26, 2010

2.	[identify all free writing prospectuses filed by the Company under Rule 433(d) of the Securities Act]

3.	[free writing prospectus containing a description of terms that does not reflect final terms, if the Time of Sale Prospectus does not include a final term sheet]

III-1

EXHIBIT A
FORM OF LOCK-UP LETTER
____________, 2010
Citigroup Global Markets Inc.
      as Representative of the several Underwriters named in
      Schedule II to the Underwriting Agreement (as defined below)
c/o Citigroup Global Markets Inc.
      388 Greenwich Street
      New York, New York 10013
Ladies and Gentlemen:
     The undersigned understands that you, as the Representative (the “Representative”) of several Underwriters (the “Underwriters”), propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Sky-mobi Limited, an exempted company incorporated in the Cayman Islands with limited liability (the “Company”), and certain shareholders of the Company, providing for the public offering (the “Public Offering”) by the Underwriters of American Depositary Shares (the “ADSs”) representing common shares of the Company, par value US$0.00005 per share (the “Common Shares”).
     To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of the Representative on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 180 days after the date of the final prospectus relating to the Public Offering (the “Prospectus”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Common Shares, ADSs or any securities convertible into or exercisable or exchangeable for Common Shares or ADSs or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Shares or ADSs, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Shares, ADSs or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (a) transactions relating to Common Shares, ADSs or other securities acquired in open market transactions after the completion of the Public Offering, provided that no filing under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), shall be required or shall be voluntarily made in connection with subsequent sales of Common Stock, ADSs or other securities acquired in such open market transactions, (b) transfers of Common Shares, ADSs or any security convertible into Common Shares or ADSs (i)

Exhibit A-1

to an immediate family member of the undersigned, a trust formed for the benefit of an immediate family member of the undersigned or a holding company wholly owned by the undersigned or an immediate family member of the undersigned, (ii) as a bona fide gift or (iii) through will or intestacy, or (c) distributions of Common Shares, ADSs or any security convertible into Common Shares or ADSs to general or limited partners, members, stockholders or affiliates of the undersigned, any corporation, partnership, limited liability company or other entity which controls the undersigned or entities under common control with the undersigned; provided that in the case of any transfer or distribution pursuant to clause (b) or (c), (i) each transferee, donee or distributee shall sign and deliver a lock-up letter substantially in the form of this letter and (ii) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of Common Shares or ADSs, shall be required or shall be voluntarily made during the restricted period referred to in the foregoing sentence, (d) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of Common Shares or ADSs, provided that such plan does not provide for the transfer of Common Shares or ADSs during the restricted period, or (e) the registration, offer and sale of the Common Shares and ADSs to the Underwriters (as defined in the Underwriting Agreement) in the Public Offering pursuant to the Underwriting Agreement. In addition, the undersigned agrees that, without the prior written consent of the Representative on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 180 days after the date of the Prospectus, make any demand for or exercise any right with respect to, the registration of any Common Shares or ADSs or any security convertible into or exercisable or exchangeable for Common Shares or ADSs. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s Common Shares or ADSs except in compliance with the foregoing restrictions.
     If:
     (1) during the last 17 days of the restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs; or
     (2) prior to the expiration of the restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the restricted period;
the restrictions imposed by this agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.
     The undersigned shall not engage in any transaction that may be restricted by this agreement during the 34-day period beginning on the last day of the initial restricted period unless the undersigned requests and receives prior written confirmation from the Company or the Representative that the restrictions imposed by this agreement have expired.
     The undersigned understands that the Company and the Underwriters are relying upon this agreement in proceeding toward consummation of the Public Offering. The undersigned

Exhibit A-2

further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.
     Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.
     If (i) the registration statement on Form F-1 filed with the Securities and Exchange Commission with respect to the Public Offering is withdrawn or (ii) for any reason the Underwriting Agreement is terminated prior to the “First Closing Date” (as defined in the Underwriting Agreement), this agreement shall be terminated and the undersigned shall be released from its obligations hereunder. Notwithstanding the foregoing, if the Public Offering does not close by [March 31, 2011], this agreement shall be terminated and the undersigned shall be released from its obligations hereunder.
Very truly yours,

(Name)

(Address)

Exhibit A-3

ANNEX A
FORM OF OPINION OF U.S. COUNSEL FOR THE COMPANY
[Attached Separately]

Annex A-1

ANNEX B
FORM OF OPINION OF CAYMAN ISLANDS COUNSEL FOR THE
COMPANY
[Attached Separately]

Annex B-1

ANNEX C
FORM OF OPINION OF HONG KONG COUNSEL FOR THE COMPANY
[Attached Separately]

Annex C-1

ANNEX D
FORM OF OPINION OF PRC COUNSEL FOR THE COMPANY
[Attached Separately]

Annex D-1

ANNEX E
FORM OF OPINION OF U.S. COUNSEL FOR THE SELLING
SHAREHOLDERS
[Attached Separately]

Annex E-1

ANNEX F
FORM OF OPINION OF LOCAL COUNSEL FOR THE SELLING
SHAREHOLDERS
[Attached Separately]

Annex F-1

ANNEX G
FORM OF OPINION OF DEPOSITARY’S COUNSEL
[Attached Separately]

Annex G-1